Exhibit 5.4

CONSENT OF R. LEBER

The undersigned hereby consents to the use of the report entitled “Westwood Mine NI 43-101 Technical Report as of December 31, 2016,” prepared by the undersigned and other persons, dated February 16, 2017 and the information derived therefrom (not including any information prepared subsequent to February 16, 2017) as well as the reference to their name, in each case where used or incorporated by reference in the Registration Statement on Form F-10 of IAMGOLD Corporation.

/s/ Ronald Leber
By:	Ronald G. Leber, B.Sc.Geo
Chef Géologue, Exploration
Monarch Gold Corporation

Dated: May 15, 2020